Exhibit 10.40
Third Modification Agreement, Dated August 18, 1998,
  With Sumitomo Bank of California


                          THIRD MODIFICATION AGREERMENT

         This Third Modification Agreement ("Third Modification") is made as of August 18, 1998, by and among NETWORK PERIPHERALS INC. a Delaware corporation ("Borrower"), having its chief executive office at 1371 McCarthy Boulevard, Milpitas, California 95035, SUMITOMO BANK OF CALIFORNIA, a California banking corporation ("Sumitomo"), having its head office at 320 California Street, San Francisco, California, and each other lender which may hereafter execute and deliver an instrument of assignment with respect to the Agreement (defined below) (individually, the "Bank," and collectively, the "Banks") and Sumitomo, as Agent.


                                    RECITALS

         A. Pursuant to a Credit Agreement, dated October 2, 1996, executed by Borrower and Sumitomo ("Agreement") , Sumitomo extended a revolving line of credit to Borrower of up to $10,000,000.00 ("Line of Credit") with a $5,000,000.00 letter of credit subline. Borrower's obligation to repay advances on the Line of Credit was evidenced by a Promissory Note, dated the same date as the Agreement, executed by Borrower, in the principal amount of $10,000,000.00 ("Note"). To secure the indebtedness of Borrower under the Credit Agreement and Note, Borrower executed a Security Agreement, dated as of October 2, 1996 ("Security Agreement").

         B. Pursuant to a Modification Agreement ("Modification") dated August 29, 1997, by and among Borrower and Sumitomo, on behalf of itself and as Agent for the Banks, the Agreement was modified on the terms contained therein.

         C. Pursuant to a Second Modification Agreement ("Second Modification") dated November 17, 1997, by and among Borrower and Sumitomo, on behalf of itself and as Agent for the Banks, the Agreement was further modified on the terms contained therein.

         D. As used herein, the term "Loan Documents" means all documents described in these Recitals and those documents executed pursuant thereto or in conjunction therewith.

         E. Borrower seeks a further modification of the Agreement and Loan Documents and Sumitomo is agreeable on the terms set forth below.



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                                      TERMS

         NOW, THEREFORE, Borrower and Sumitomo agree as follows:

         1. Capitalized Terms. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Agreement.

         2. Adoption of Recitals. Borrower hereby represents and warrants that each of the Recitals set forth above are true, accurate and complete.

         3. Acknowledgement of Debt. Borrower acknowledges that there are no claims, demands, offsets or defenses at law or in equity that would defeat or diminish Sumitomo's right to collect the indebtedness evidenced by the Note and Agreement and to proceed to enforce the rights and remedies available to Sumitomo as provided in the Loan Documents or by law.

         4. Modification of Loan Documents. The Loan Documents are hereby supplemented, amended and modified as follows, which terms shall supersede and prevail over any existing and conflicting provisions thereof:

                  (a) The terms "Commitment Amount", "Letter of Credit Maturity Date", "Letter of Credit Sublimit" and "Maturity Date" in Section 1.1 of the Agreement are hereby deleted and replaced with the following:

                           Commitment  Amount.  $5,000,000 in the aggregate,  or
                  any lesser amount, including zero, resulting from a termination or reduction of such amount in accordance with
                  Section 2.5 or Section 7.2.

                           Letter of Credit  Maturity  Date.  Means November 30,
                  1998.

                           Letter  of  Credit   Sublimit.   $2,500,000   in  the
                  aggregate, or any lesser amount, including zero, resulting from a termination or reduction of such amount in accordance with Section 2.5 or Section 7.2.

                           Maturity Date. Means July 31, 1999.

                  (b) Section 3.2(f) of the Agreement, as modified by the Second Modification, is deleted and replaced with the following:

                           (f)  Borrower   shall   deposit  with  Sumitomo  cash
                  collateral,  acceptable  to Sumitomo  in its sole  discretion,

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                  equal to or  greater  than the amount of the Loan or Letter of
                  Credit requested by Borrower. Such cash collateral shall remain on deposit with Sumitomo until such time as the Loan or Letter of Credit is repaid in full by Borrower.

                  (c) Section 5.7 (b) of the Agreement is deleted and replaced with the following:

                           (b) Profitability. Borrower shall be profitable on an
                  annual basis and shall not have a net loss on a consolidated basis in any fiscal quarter as measured quarterly for that fiscal quarter; provided, however, that for the fiscal quarter ending September 30, 1998, Borrower may have a net loss on a consolidated basis of not more than $1,500,000.00; and that for the fiscal quarter ending December 31, 1998, Borrower may have a net loss on a consolidated basis of not more than $1,000,000.00.

                  (d) Section 5.7(d) of the Agreement is deleted and replaced with the following:

                           (d) Consolidated  Tangible Net Worth.  Borrower shall
                  maintain   Consolidated   Tangible   Net  Worth  of  at  least
                  $30,000,000.00.

                  (e)  The  following  new  Section   5.7(f)  is  added  to  the
Agreement:

                           (f)  Cash   Position.   Borrower   shall  maintain  a
                  consolidated cash position on its balance sheet of at least $20,000,000.00.

                  (f) The Loan Documents which recite they are security instruments shall secure, in addition to any other obligations secured thereby, the payment and performance by Borrower of all obligations under the Agreement, the Note and the other Loan Documents, as amended by this Third Modification, and any amendments, modifications, extensions or renewals of the same which are hereafter agreed to in writing by the parties.

         5. Conditions Precedent. Sumitomo's obligation to extend credit to Borrower pursuant to this Third Modification is subject to the condition precedent that Borrower strictly complies with the requirement that Borrower deliver to Sumitomo, in form and substance satisfactory to Sumitomo, the following documents and other things by Borrower or as specified below:

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                  (a) This Agreement.

                  (b) Such other evidence as Sumitomo may require, to establish the consummation of the transactions contemplated hereby, the taking of all proceedings in connection therewith and compliance with the conditions set forth in this Third Modification.

         6. Representations and Warranties. Except as previously disclosed to Sumitomo, Borrower hereby represents and warrants that no default, Event of Default, breach or failure of condition has occurred or exists, or would exist with notice or lapse of time, or both, under any of the Loan Documents. Borrower agrees that all representations and warranties of Borrower in the Agreement and the other Loan Documents are true and correct as of the date of this Third Modification, and shall survive the execution of this Third Modification.

         7. Governing of Law. This Third Modification shall be construed, governed and enforced in accordance with the laws of the State of California.

         8. Interpretation. No provision of this Third Modification is to be interpreted for or against either Borrower or Sumitomo because that party, or that party's representative, drafted such provision.

         9. Full Force and Effect. Except as set forth herein, all other terms and conditions of the Loan Documents shall remain in full force and effect, including provisions on prepayment, late charges, default interest and attorneys' fees.

         10. Reaffirmation. Borrower hereby acknowledges, reaffirms and confirms its obligations under the Loan Documents, as amended and modified by this Third Modification.

         11. Entire Agreement. This Third Modification (and all documents herein mentioned) and the Loan Documents constitute the entire, complete and exclusive understanding between the parties regarding the Line of Credit and the Collateral and may not be modified, amended, or terminated except by a written agreement signed by the party against whom enforcement is sought. No modification, change or supplement of the Loan Documents, this Third Modification or related agreements shall be binding on Sumitomo unless in writing signed by a Corporate Officer and Manager of Sumitomo. No waiver or any event of default shall be construed to be a waiver, acquiescence, or consent to any preceding or subsequent event of default.

         12. Documentation. In addition to the instruments and documents mentioned or referred to herein, Borrower will, at its own cost and expense, supply Sumitomo with such other instruments, documents, information and data as are

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reasonably  necessary for the purposes hereof, all of which shall be in form and content as reasonably required by Sumitomo.

         13. Counterparts This Third Modification may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Third Modification as of the day and year first above written.


SUMITOMO:

SUMITOMO BANK OF CALIFORNIA,
a California banking corporation


By: \s\ Arne F. Olson
    -----------------------------
        ARNE F. OLSON,
        Vice President


AGENT:

SUMITOMO BANK OF CALIFORNA,
a California banking corporation

By: \s\ Arne F. Olson
    -----------------------------
        ARNE F. OLSON,
        Vice President


BORROWER:

NETWORK PERIPHERALS INC.,
a Delaware corporation

By: \s\ Robert Hersh
    -----------------------------
        ROBERT HERSH,
        Vice President and Chief Financial Officer

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